U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported in the Initial Report):
                                FEBRUARY 1, 2002
                                -----------------

                               INFOCROSSING, INC.
               (Exact name of issuer as specified in its charter)


                     DELAWARE              0-20824         13-3252333
        -------------------------------  -----------  ------------------
        (State or other jurisdiction of  Commission     (IRS Employer
        incorporation or organization)   File Number  Identification No.)

               2 CHRISTIE HEIGHTS STREET LEONIA, NEW JERSEY 07605
                    (Address of principal executive offices)

                                 (201) 840-4700
                           (Issuer's telephone number)

                                      N/A
                   (Former name or former address, if changed
                               since last report.)

ITEM 2.  ACQUISITION OF ASSETS

On February 5, 2002, Infocrossing, Inc. (the "Registrant") (Nasdaq: IFOX) entered into a Stock Purchase Agreement with American Software, Inc., a Georgia corporation ("ASI") whereby the Registrant purchased all of the outstanding capital stock of AmQUEST, Inc., a Georgia corporation ("AmQUEST"), from ASI (the "AmQUEST Acquisition"). At the closing, cash consideration totaling $20,283,072 was paid to ASI. The Registrant financed this acquisition with (i) the $10,000,000 proceeds from the private placement of Senior Subordinated Debentures with detachable warrants and (ii) cash held by the Registrant. This amount is subject to adjustment upon a subsequent final determination of the working capital of AmQUEST.

AmQUEST is a managed services provider that delivers technology infrastructure management services to enterprise clients. AmQUEST's principal assets consist of rights under contracts, leases and licenses of the employees, equipment, real estate, and intellectual property used in performing AmQUEST's business. From and after the AmQUEST Acquisition, AmQUEST has continued to operate its business as a wholly-owned subsidiary of the Registrant.

The purpose of this amendment is to provide the financial statements and pro forma financial information required by Item 7.

ITEM 7A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Appendix A: Audited Financial Statements of AmQUEST as of April 30, 2001 and 2000 and for each of the years in the three year period ended April 30, 2001

Appendix B: Unaudited Financial Statements of AmQUEST as of January 31, 2002 and April 30, 2001 and for the three and nine month periods ended January 31, 2002 and 2001

ITEM 7B. PRO FORMA FINANCIAL INFORMATION

Appendix C: Unaudited Condensed Consolidated Pro Forma Financial Information as of and for the year ended December 31, 2001

ITEM 7C. EXHIBITS

The following exhibits are filed herewith:

         Exhibit 23        Consent of KPMG LLP.

The following exhibits filed with the initial Current Report on Form 8-K dated February 1, 2002 for the AmQUEST Acquisition and the related financing are incorporated herein by reference.

         Exhibit 2.1 Stock Purchase Agreement dated as of February 5, 2002 by and between Infocrossing Inc. and American Software, Inc.

         Exhibit 4.1 Securities Purchase Agreement dated as of February 1, 2002 by and between Infocrossing, Inc. and the Purchasers named therein.

         Exhibit 4.2       Form of Debenture of Infocrossing, Inc.

         Exhibit 4.3 Warrant Agreement dated as of February 1, 2002 by and between Infocrossing as Issuer and the Warrantholders party thereto.

         Exhibit 99.1 Press Release of Infocrossing, Inc., and American Software, Inc., dated February 5, 2002.

         Exhibit 99.2 Guaranty Agreement dated as of February 1, 2002 by and between the Infocrossing, Inc. Subsidiaries named therein, Infocrossing, Inc. and the Purchasers named therein.

         Exhibit 99.3 Management Rights Letter dated as of February 1, 2002 between Infocrossing, Inc. and the Purchasers named therein.

         Exhibit 99.4      Amended and Restated Registration Rights
                           Agreement dated as of February 1, 2002 by and between Infocrossing, the DB Holder named therein, the Sandler Holders named therein and the Camden Holders named therein.

         Exhibit 99.5 Second Amended and Restated Stockholders' Agreement dated as of February 1, 2002 by and between Infocrossing and the Stockholders named therein.

         Exhibit 99.6 Agreement Letter dated as of February 1, 2002 between Infocrossing Inc., the Warrantholders named therein and the Camden entities named therein.

         Exhibit 99.7 Lease Agreement, dated as of February 5, 2002, between ASI Properties, Inc. and AmQUEST, Inc.

         Exhibit 99.8 Guaranty of Lease, dated as of February 5, 2002, from Infocrossing, Inc. to ASI Properties, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INFOCROSSING, INC.


Date:  April 17, 2002                              /s/
     -----------------                   --------------------------------------
                                         Nicholas J. Letizia
                                         Secretary, Sr. VP & General Counsel

                                   APPENDIX A


      AUDITED FINANCIAL STATEMENTS OF AMQUEST AS OF APRIL 30, 2001 AND 2000 AND FOR EACH OF THE YEARS IN THE THREE YEAR PERIOD ENDED APRIL 30, 2001

                                  AMQUEST, INC.
             (A Wholly Owned Subsidiary of American Software, Inc.)

                              Financial Statements

                             April 30, 2001 and 2000


                   (With Independent Auditors' Report Thereon)

                                  AMQUEST, INC.
             (A Wholly Owned Subsidiary of American Software, Inc.)



                          INDEX TO FINANCIAL STATEMENTS


                                                                      PAGE

Independent Auditors' Report                                           A-2

Balance Sheets as of April 30, 2001 and 2000                           A-3

Statements of Operations for the Years ended
    April 30, 2001, 2000, and 1999                                     A-4

Statements of Stockholder's Equity (Deficit)
    for the Years ended April 30, 2001, 2000,
    and 1999                                                           A-5

Statements of Cash Flows for the Years ended
    April 30, 2001, 2000, and 1999                                     A-6

Notes to Financial Statements                                          A-7

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
AmQUEST, Inc.:


We have audited the accompanying balance sheets of AmQUEST, Inc. (a wholly owned subsidiary of American Software, Inc.) - (the "Company") as of April 30, 2001 and 2000, and the related statements of operations, stockholder's equity (deficit), and cash flows for each of the years in the three-year period ended April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmQUEST, Inc. at April 30, 2001 and 2000, and the results of its operations and its cash flows for each of the years in the three-year period ended April 30, 2001 in conformity with accounting principles generally accepted in the United States of America.



/s/ KPMG, LLP

July 13, 2001
Atlanta, Georgia

                                               AMQUEST, INC.
                          (A Wholly Owned Subsidiary of American Software, Inc.)
                                              Balance Sheets
                                   (in thousands, except share amounts)

                                                                                         APRIL 30,
                                                                                 ---------------------------
                                    ASSETS                                          2001           2000

Current assets:
 Accounts receivable, net of allowance for doubtful accounts of
  $336 and $98 at April 30, 2001 and 2000, respectively                       $       2,061          2,034
 Due from Parent                                                                      --               219
 Due from affiliates                                                                    651            643
 Deferred income taxes                                                                    7             83
 Prepaid expenses and other current assets                                              338            231
                                                                                 ------------  -------------
   Total current assets                                                               3,057          3,210
Property and equipment, net                                                           4,594          4,035
                                                                                 ------------  -------------
                                                                              $       7,651          7,245
                                                                                 ============  =============
                LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
 Current portion of obligations under capital leases                          $       1,587          1,493
 Due to Parent                                                                        7,624          --
 Accounts payable                                                                     1,416          1,080
 Accrued expenses                                                                     1,103          1,576
 Deferred income taxes                                                                    7             83
 Deferred revenue                                                                       270          1,140
                                                                                 ------------  -------------
   Total current liabilities                                                         12,007          5,372
Obligations under capital leases, net of current portion                              1,045            907
                                                                                 ------------  -------------
   Total liabilities                                                                 13,052          6,279
                                                                                 ------------  -------------
Stockholder's equity (deficit):
 Common stock, no par value; 100,000 shares
  authorized, issued and outstanding                                                  --             --
 Additional paid-in capital                                                             601            601
 Retained earnings (deficit)                                                         (6,002)           365
                                                                                 ------------  -------------
   Total stockholder's equity (deficit)                                              (5,401)           966
Commitments (note 7)
                                                                                 ------------  -------------
                                                                              $       7,651          7,245
                                                                                 ============  =============

                See accompanying notes to financial statements.

                                              AMQUEST, INC.
                         (A Wholly Owned Subsidiary of American Software, Inc.)
                                        Statements of Operations
                             (in thousands, except share and per share data)

                                                                 YEARS ENDED APRIL 30,
                                              ------------------------------------------------------------
                                                      2001                 2000                1999
                                              --------------------- -------------------- -----------------

Revenues:
  Managed services                         $               19,088               18,474            16,129
  IT services                                               1,991                1,792             1,378
  Other                                                        45                2,328             1,634
                                              --------------------- -------------------- -----------------
            Total revenues                                 21,124               22,594            19,141
                                              --------------------- -------------------- -----------------
Cost of revenues:
  Managed services                                         19,047               16,685            13,728
  IT services                                               2,503                2,238               778
  Other                                                        45                1,167             1,514
                                              --------------------- -------------------- -----------------
            Total cost of revenues                         21,595               20,090            16,020
                                              --------------------- -------------------- -----------------
            Gross (loss) profit                              (471)               2,504             3,121
Operating expenses:
  Research and development costs                              284                --                --
  Sales and marketing                                       2,496                1,341               996
  General and administrative                                2,647                1,783             1,455
                                              --------------------- -------------------- -----------------
            Operating (loss) income                        (5,898)                (620)              670
Other income                                                --                       7                36
Interest expense                                             (469)                (106)             (128)
                                              --------------------- -------------------- -----------------
            (Loss) income before income                    (6,367)                (719)              578
            tax benefit (expense)
Income tax benefit (expense)                                   39                  171              (226)
                                              --------------------- -------------------- -----------------
            Net (loss) income              $               (6,328)                (548)              352
                                              ===================== ==================== =================
Net (loss) income per share:
  Basic and diluted                        $               (63.28)               (5.48)             3.52
                                              ===================== ==================== =================
  Basic and diluted weighted-average
      common shares outstanding                           100,000              100,000           100,000
                                              ===================== ==================== =================

See accompanying notes to financial statements.

                                  AMQUEST, INC.
             (A Wholly Owned Subsidiary of American Software, Inc.)
                  Statements of Stockholder's Equity (Deficit)
                      (in thousands, except share amounts)

                                                         COMMON STOCK
                                              -----------------------------------
                                                   NUMBER                                                               TOTAL
                                                     OF                             ADDITIONAL       RETAINED       STOCKHOLDER'S
                                                   SHARES                            PAID-IN         EARNINGS          EQUITY
                                                   ISSUED             AMOUNT         CAPITAL         (DEFICIT)        (DEFICIT)
                                              -----------------  -------------------------------------------------------------------
Balances at April 30, 1998                            100,000   $         --                 601             732             1,333
Net income                                               --               --               --                352               352
                                              -----------------  -------------------------------------------------------------------
Balances at April 30, 1999                            100,000             --                 601           1,084             1,685
Income tax benefit recognized on
          separate company income tax basis             --                --               --               (171)             (171)
Net loss                                                --                --               --               (548)             (548)
                                              -----------------  -------------------------------------------------------------------
Balances at April 30, 2000                            100,000             --                 601             365               966
Income tax benefit recognized on
          separate company income tax basis             --                --               --                (39)              (39)
Net loss                                                --                --               --             (6,328)           (6,328)
                                              -----------------  -------------------------------------------------------------------
Balances at April 30, 2001                            100,000   $         --                 601          (6,002)           (5,401)
                                              =================  ===================================================================

See accompanying notes to financial statements.

                                             AMQUEST, INC.
                         (A Wholly Owned Subsidiary of American Software, Inc.)
                                       Statements of Cash Flows
                                            (in thousands)

                                                                                  YEARS ENDED APRIL 30,
                                                               ------------------------------------------------------------
                                                                      2001                 2000               1999
                                                               --------------------  ----------------- --------------------

Cash flows from operating activities:
    Net (loss) income                                       $              (6,328)              (548)                 352
    Adjustment to reconcile net (loss) income to net cash
    provided by operating activities:
           Depreciation and amortization of property and
           equipment                                                        2,908              2,671                2,491
           Loss on disposal of property and equipment                       --                 --                       4
           Deferred income taxes                                            --                 --                      10
           Changes in operating assets and liabilities:
             Due from/to Parent                                             7,804               (209)                (577)
             Due from/to affiliates                                            (8)               330                 (153)
             Accounts receivable                                              (27)              (406)                (107)
             Prepaid expenses and other current assets                       (107)               (81)                 (48)
             Accounts payable                                                 336                 16                  162
             Accrued expenses                                                (473)               726                  434
             Deferred revenue                                                (870)             1,140                --
                                                               --------------------  ----------------- --------------------
                        Net cash flows provided by                          3,235              3,639                2,568
                        operating activities
Cash flows from investing activities - purchase of property
and equipment                                                              (1,160)            (1,371)                (302)
Cash flows from financing activities - payments of
    capital lease obligations                                              (2,075)            (2,268)              (2,266)
                                                               --------------------  ----------------- --------------------
                        Net change in cash and cash                         --                 --                   --
                        equivalents
Cash and cash equivalents at beginning of year                              --                 --                   --
                                                               --------------------  ----------------- --------------------
Cash and cash equivalents at end of year                    $               --                 --                   --
                                                               ====================  ================= ====================
Supplemental disclosure of cash paid for interest           $                 365                106                 128
                                                               ====================  ================= ====================
Supplemental disclosure of noncash activities:
    Assumption of capital lease obligations for property
    and equipment                                           $               2,307              2,290                1,941
                                                               ====================  ================= ====================
    Income tax benefit recognized on separate
        company income tax basis                            $                  39                171                --
                                                               ====================  ================= ====================

See accompanying notes to financial statements.

                                  AMQUEST, INC.
             (A Wholly Owned Subsidiary of American Software, Inc.)

                          Notes to Financial Statements

                         April 30, 2001, 2000, and 1999

                      (in thousands, except per share data)


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

       (A)    DESCRIPTION OF BUSINESS

              AmQUEST, Inc. (the "Company") is a hosting service provider offering Web and application hosting services to Application Service Providers ("ASP"), independent software vendors, system integrators, and network service providers. The Company is headquartered in Atlanta, Georgia, and is a wholly owned subsidiary of American Software, Inc. ("ASI" or the "Parent").

       (B)    REVENUE RECOGNITION

              Revenues principally consist of monthly managed services fees charged to application hosting customers, including related parties, under contracts having terms that typically range from one to five years. Managed services fees charged to third-party customers have both a fixed and variable component and are recognized in the month the service is rendered over the contract period. Managed services fees charged to the Parent and affiliates are determined based on an allocation of the Company's total cost of services. The allocation is derived from specific cost identification, actual direct labor hours, and actual central processing unit usage. Information technology ("IT") services revenues consist of fees charged to customers for managing information technology activities and are recognized in the month the services are performed.

              Other revenues primarily represent IT services performed for the Parent and affiliates and revenues generated from third-party customers which are not considered core to the managed services and IT services segments. Other revenues are recognized in the month the services are performed.

       (C)    DEFERRED REVENUE

              Deferred revenue represents payments received from customers or billings invoiced to customers for services in advance of revenue recognition.

       (D)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

              Computer equipment and purchased software           3 to 5 years
              Furniture and fixtures                              5 years
              Leasehold improvements                              3 years

       (E)    INCOME TAXES

              The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              The Company's results of operations are included in the consolidated Federal income tax return filed by ASI. The Company's income tax liability has been computed for financial statement purposes as if the Company filed separate income tax returns. To the extent the tax computation produces a tax benefit for the Company, the Parent intends to pay such amounts to the Company only if and when realized by the Parent by the reduction in income taxes payable with respect to the current tax period. The Parent had net operating loss carryforwards of approximately $42 million at April 30, 2001 which must be utilized by the Parent before the Company would receive payment for any currently generated tax benefits. Accordingly, the calculated income tax benefit for the years ended April 30, 2001 and 2000 is recorded as a distribution in the statement of stockholder's equity (deficit).

       (F)    STOCK COMPENSATION

              The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), Accounting for Stock Issued to Employees, and related interpretations, in accounting for fixed plan stock options. As such, compensation expense is recorded on the date of grant only if the current estimated fair value of the underlying stock exceeds the exercise price. The Company has also provided pro forma disclosures as if the fair value-based method of accounting prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock Based Compensation, had been used to account for its fixed plan stock options.

       (G)    COMPUTATION OF NET INCOME (LOSS) PER SHARE

              The Company has presented net income (loss) per share pursuant to SFAS No. 128, Earnings Per Share, and the Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 98. Pursuant to SFAS No. 128, unvested stock is excluded from basic earnings per share and included in diluted earnings per share if dilutive. Pursuant to SAB No. 98, common stock and convertible preferred stock issued for nominal consideration, prior to the effective date of an initial public offering, are required to be included in the calculation of basic and diluted net income (loss) per share, as if they were outstanding for all periods presented. The Company has not had any such issuances or grants for nominal consideration.

       (H)    ADVERTISING COSTS

              Advertising costs are immaterial and expensed as incurred.

       (I)    FINANCIAL INSTRUMENTS

              The carrying value of the Company's financial instruments, including accounts receivable and accounts payable, approximates fair market value.

       (J)    REFERENCE TO PERIODS PRESENTED

              References within the notes to the financial statements to 2001, 2000, and 1999 relate to the years ended April 30, 2001, 2000, and 1999, respectively.

       (K)    USE OF ESTIMATES

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

       (L)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED
              ASSETS TO BE DISPOSED OF

              The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (M)    COMPREHENSIVE INCOME (LOSS)

              There are no differences between net income (loss) and comprehensive income (loss) for any period presented.

(2)    RELATED PARTY TRANSACTIONS

       ASI provides marketing services, employees, and office space to the Company; allows the Company to participate in insurance coverage and benefit plans; and provides certain other administrative services to the Company. The statements of operations include an allocation of these expenses incurred by ASI on behalf of the Company based on specific identification, direct labor hours, head count, and square footage of leased properties which amounted to $1,537, $1,067, and $963 during 2001, 2000, and 1999, respectively. Management believes the methods of allocation are reasonable.

       The Company provides certain managed services and IT services to its Parent and affiliates. The related intercompany revenues are determined based on an allocation of the Company's total cost of services, which is derived from specific cost identification, actual direct labor hours incurred, and actual central processing unit usage. Intercompany managed services revenues are included in "managed services" revenues in the accompanying statements of operations together with those revenues generated from third-party customers. Intercompany IT services revenues are included in "other" revenues in the accompanying statements of operations together with those revenues generated from third-party customers which are not considered core to the managed services and IT services segments. Intercompany managed services revenues were $3,543, $3,776, and $4,078 for the years ended April 30, 2001, 2000, and 1999, respectively. Intercompany IT services revenues were $45, $202, and $561 for the years ended April 30, 2001, 2000, and 1999, respectively. There is no mark-up from cost in recognizing revenue on intercompany managed services and IT services.


(3)    PROPERTY AND EQUIPMENT

       Property and equipment consist of the following:

                                                                                        APRIL 30,
                                                                            ----------------------------------
                                                                                2001                2000
                                                                            --------------     ---------------
             Computer equipment                                         $        9,041             12,663
             Purchased software                                                    922                578
             Furniture and fixtures                                                 35                 33
             Leasehold improvements                                                 11                 11
                                                                            --------------     ---------------
                                                                                10,009             13,285
             Less accumulated depreciation and amortization                     (5,415)            (9,250)
                                                                            --------------     ---------------

                                                                        $        4,594              4,035
                                                                            ==============     ===============

(4)    STOCK COMPENSATION

       The Company has not issued any stock options; however, certain employees of the Company have received stock options of ASI. Under SFAS No. 123, ASI applies the provisions of APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Had compensation cost for the Company's share of stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net
       (loss) income and net (loss) income per share would have been as follows:

                                                                2001                2000                  1999
                                                          -----------------  --------------------  -------------------
         Net (loss) income:
             As reported                              $       (6,328)               (548)                352
             Pro forma                                        (6,658)               (862)                220

         Net (loss) income per common share:
             As reported                              $       (63.28)              (5.48)               3.52
             Pro forma                                        (66.58)              (8.62)               2.20

       The fair value of each option grant was determined using the same assumptions as those used by ASI and is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                2001                 2000                 1999
                                                           ----------------     ----------------     ----------------
        Dividend yield                                 $                0%                   0%                   0%
        Expected volatility                                         121.2%               104.9%                85.9%
        Risk-free interest rate                                       5.9%                 5.6%                 5.6%
        Expected life                                              8 years              8 years              8 years


(5)    ACCRUED EXPENSES

       Accrued expenses consist of the following:

                                                                                        APRIL 30,
                                                                            ----------------------------------
                                                                                 2001                2000
                                                                            --------------     ---------------
             Accrued operating lease payments                           $         373                987
             Accrued wages, salaries, and employee benefits                       472                458
             Other                                                                258                131
                                                                            --------------     ---------------

                                                                        $       1,103              1,576
                                                                            ==============     ===============

(6)    INCOME TAXES

       The Company is included in the consolidated Federal income tax return filed by ASI; however, the Company has provided for income taxes as if it were filing a separate income tax return.

       The provision for income tax expense (benefit) consists of the following:

                                                                              2001          2000            1999
                                                                           -----------    ----------     -----------
          Current:
              Federal                                                   $     (35)           (154)          181
              State                                                            (4)            (17)           35
                                                                           -----------    ----------     -----------
                                                                              (39)           (171)          216
                                                                           -----------    ----------     -----------

          Deferred:
              Federal                                                          --              --             9
              State                                                            --              --             1
                                                                           -----------    ----------     -----------
                                                                               --              --            10
                                                                           -----------    ----------     -----------

                                                                        $     (39)           (171)          226
                                                                           ===========    ==========     ===========

       The Company's actual income tax expense (benefit) differs from the "expected" income tax expense (benefit) calculated by applying the Federal statutory rate of 34% to income (loss) before provision for income taxes as follows:

                                                                              2001          2000            1999
                                                                           -----------   -----------     -----------
          Computed "expected" income tax expense (benefit)              $    (2,165)         (244)           197
          Increase (decrease) in income taxes resulting from:
              State income taxes, net of Federal income
                tax effect                                                     (245)          (23)            25
              Nondeductible and other items                                      11            46              4
              Valuation allowance for deferred
                income tax assets                                             2,360            50             --
                                                                           -----------   -----------     -----------

                                                                        $       (39)         (171)           226
                                                                           ===========   ===========     ===========

       The income tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities computed on a separate return basis at April 30, 2001 and 2000 are presented as follows:

                                                                                            APRIL 30,
                                                                               -------------------------------------
                                                                                     2001                2000
                                                                              -----------------    ----------------
         Deferred income tax assets:
             Accruals not deducted for tax purposes                         $          96                  96
             Allowances for doubtful accounts                                         128                  37
             Net operating loss carryforwards                                       2,076                  --
             Other                                                                    117                  --
                                                                               -----------------    ----------------
                    Total gross deferred income tax assets                          2,417                 133

             Less valuation allowance                                              (2,410)                (50)
                                                                               -----------------    ----------------
                    Net deferred income tax assets                                      7                  83

         Deferred income tax liability - property and equipment                        (7)                (83)
                                                                               -----------------    ----------------

                    Net deferred income tax asset                           $          --                  --
                                                                               =================    ================

       The net change in the valuation allowance for deferred income tax assets for 2001 and 2000 was an increase of $2,360 and $50, respectively. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon several factors, including the generation of future taxable income during the periods in which those temporary differences become deductible and the timing and amount of ASI earnings. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income of the Company and ASI, and tax planning strategies in making this assessment.

       At April 30, 2001, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $5 million which expires in varying amounts through 2021.


(7)    COMMITMENTS

       (A)    LEASES

              The Company is obligated under various capital leases for certain computer equipment and purchased software that expire at various dates during the next three years. At April 30, 2001, the amount of equipment and related accumulated amortization recorded under capital leases was as follows:


              Computer equipment and purchased software          $       6,743
              Less accumulated amortization                              4,001
                                                              ----------------

                                                                 $       2,742
                                                              ================

              Amortization of assets held under capital leases is included with depreciation expense.

              The Company also has several noncancelable operating leases, primarily for computer equipment and software, that expire over the next three years. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases during 2001, 2000, and 1999 was $3,731, $2,706, and $1,244, respectively.

              Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of April 30, 2001 are as follows:

                    YEAR ENDING                                    CAPITAL           OPERATING
                     APRIL 30,                                      LEASES             LEASES
                --------------------                           ---------------   ---------------

                     2002                                        $       1,573             1,054
                     2003                                                  945               491
                     2004                                                  179               171
                                                               ---------------   ---------------
                 Total minimum lease payments                            2,697             1,716
                                                                                 ===============

                Less amount representing interest (at rates of
                    2.00% through 7.90%)                                    65
                                                               ---------------
                Present value of minimum capital
                    lease payments                                       2,632

                Less current installments of obligations under
                    capital leases                                       1,587
                                                               ---------------

                Obligations under capital leases,
                    excluding current installments               $       1,045
                                                               ===============

       (B)    401(K) PROFIT SHARING PLAN

              The employees of the Company are offered the opportunity to participate in the ASI 401(k) Profit Sharing Plan (the "401(k) Plan"), which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. Employees who have completed one year of service are eligible to participate in the 401(k) Plan. Eligible employees may contribute up to 15% of pretax income to the 401(k) Plan. Subject to certain limitations, the Company may make a discretionary matching contribution at an amount determined by the Board of Directors of the Company. The Company made contributions of $70, $36, and $44 for 2001, 2000, and 1999, respectively.

                                  AMQUEST, INC.
             (A Wholly Owned Subsidiary of American Software, Inc.)

                          Notes to Financial Statements

                         April 30, 2001, 2000, and 1999

                      (in thousands, except per share data)

(8)    BUSINESS AND CREDIT CONCENTRATIONS

       Two customers (excluding intercompany amounts) accounted for 17% of the Company's revenue in 2001, two customers accounted for 30% of the Company's revenue in 2000, and two customers accounted for 29% of the Company's revenue in 1999. Total accounts receivable outstanding from these customers were approximately $662 and $350 at April 30, 2001 and 2000, respectively.

       The Company generally does not require collateral on accounts receivable as the majority of its customers are large, well established companies. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers, general economic conditions, and other factors. Consequently, an adverse change in those factors could affect the Company's estimate of its uncollectible accounts receivable.


(9)    SEGMENT INFORMATION

       The Company discloses business segment information in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way public business enterprises are to report selected financial information about operating segments in financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers.

       The Company operates in two segments based on services provided in two product markets. Managed services provides data center infrastructure, network outsourcing services, and e-commerce solution hosting and monitoring. IT services provides professional staffing assistance.

                               SEGMENT INFORMATION
                                                                             YEARS ENDED APRIL 30,
                                                              ----------------------------------------------------
                                                                     2001              2000             1999
                                                              ----------------------------------------------------
Revenue:
   Managed services                                        $             19,088            18,474         16,129
   IT services                                                            1,991             1,792          1,378
   Other                                                                     45             2,328          1,634
                                                              ----------------------------------------------------
           Total                                           $             21,124            22,594         19,141
                                                              ====================================================
Gross profit (loss):
   Managed services                                        $                 41             1,789          2,401
   IT services                                                             (512)             (446)           600
   Other                                                                  --                1,161            120
                                                              ----------------------------------------------------
           Total                                           $               (471)            2,504          3,121
                                                              ====================================================
Capital expenditures (including capital lease additions):
   Managed services                                        $              3,450             3,510          2,134
   IT services                                                                7                14              6
   Other                                                                     10               137            103
                                                              ----------------------------------------------------
              Total                                        $              3,467             3,661          2,243
                                                              ====================================================
Depreciation and amortization:
   Managed services                                        $              2,852             1,852          1,699
   IT services                                                                9                 6              5
   Other                                                                     47               813            787
                                                              ----------------------------------------------------
              Total                                        $              2,908             2,671          2,491
                                                              ====================================================

                                                                 APRIL 30,          APRIL 30,
                                                                    2001              2000
                                                              -------------------------------------
Identifiable assets:
   Managed services                                        $              7,085             5,591
   IT services                                                               95               107
   Other                                                                    471             1,547
                                                              -------------------------------------
              Total                                        $              7,651             7,245
                                                              =====================================

                                   APPENDIX B


      UNAUDITED FINANCIAL STATEMENTS OF AMQUEST AS OF JANUARY 31, 2002 AND APRIL 30, 2001 AND FOR THE THREE AND NINE MONTH PERIODS ENDED JANUARY 31,
                                  2002 AND 2001

                                  AMQUEST, INC.
             (A Wholly Owned Subsidiary of American Software, Inc.)



                          INDEX TO FINANCIAL STATEMENTS


                                                                   PAGE

Balance Sheets as of January 31, 2002
   (Unaudited) and April 30, 2001                                   B-2

Unaudited Statements of Operations for
   the Three and Nine Month Periods
   ended January 31, 2002 and 2001                                  B-3

Unaudited Statements of Cash Flows
   for the Nine Month Periods ended
   January 31, 2002 and 2001                                        B-4

Notes to Financial Statements (Unaudited)                           B-5


                                                    AMQUEST, INC.
                               (A Wholly Owned Subsidiary of American Software, Inc.)
                                                   Balance Sheets
                                        (in thousands, except share amounts)
                                                                                 JANUARY 31,           APRIL 30,
                                                                              ------------------   -------------------
                                    ASSETS                                          2002                  2001
                                                                              ------------------   -------------------
                                                                                 (UNAUDITED)
Current assets:
     Accounts receivable, net of allowance for doubtful accounts of $30
         and $336 at January 31, 2002 and April 30, 2001, respectively        $          1,683                 2,061
     Due from affiliates                                                                 --                      651
     Deferred income taxes                                                                   7                     7
     Prepaid expenses and other current assets                                             260                   338
                                                                              ------------------   -------------------
                  Total current assets                                                   1,950                 3,057
Property and equipment, net                                                              2,759                 4,594
Other long-term assets                                                                      79                 --
                                                                              ------------------   -------------------
                                                                              $          4,788                 7,651
                                                                              ==================   ===================
                LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
     Current portion of obligations under capital leases                      $          1,027                 1,587
     Due to Parent                                                                       --                    7,624
     Accounts payable                                                                    --                    1,416
     Accrued expenses                                                                    1,442                 1,103
     Deferred income taxes                                                                   7                     7
     Deferred revenue                                                                    --                      270
                                                                              ------------------   -------------------
                  Total current liabilities                                              2,476                12,007
Obligations under capital leases, net of current portion                                   374                 1,045
                                                                              ------------------   -------------------
                  Total liabilities                                                      2,850                13,052
                                                                              ------------------   -------------------
Stockholder's equity (deficit):
     Common stock, no par value; 100,000 shares
         authorized, issued and outstanding                                              --                    --
     Additional paid-in capital                                                          9,658                   601
     Accumulated deficit                                                                (7,720)               (6,002)
                                                                              ------------------   -------------------
                  Total stockholder's equity (deficit)                                   1,938                (5,401)
Commitments
                                                                              ------------------   -------------------
                                                                              $          4,788                 7,651
                                                                              ==================   ===================

See accompanying notes to financial statements.


                                                      AMQUEST, INC.
                                 (A Wholly Owned Subsidiary of American Software, Inc.)
                                          Statements of Operations (Unaudited)
                                     (in thousands, except share and per share data)

                                               THREE MONTHS ENDED JANUARY 31,          NINE MONTHS ENDED JANUARY 31,
                                          --------------------------------------------------------------------------------
                                                  2002                 2001               2002                2001
                                          --------------------- ----------------------------------------------------------

Revenues:
  Managed services                        $             4,373               4,584              13,303             13,087
  IT staffing services                                    256                 516                 730              1,778
  Other                                                 --                    439               --                 1,107
                                          --------------------- -------------------  ------------------  -----------------
           Total revenues                               4,629               5,539              14,033             15,972
                                          --------------------- -------------------  ------------------  -----------------
Cost of revenues:
  Managed services                                      3,667               4,766              11,670             12,539
  IT staffing services                                    167                 673                 574              2,205
  Other                                                 --                    759               --                 1,966
                                          --------------------- -------------------  ------------------  -----------------
           Total cost of revenues                       3,834               6,198              12,244             16,710
                                          --------------------- -------------------  ------------------  -----------------
           Gross profit (loss)                            795                (659)              1,789               (738)
Operating expenses:
  Research and development costs                        --                  --                  --                   284
  Sales and marketing                                     401                 680               1,519              1,843
  General and administrative                              438               1,018               1,420              1,851
                                          --------------------- -------------------  ------------------  -----------------
           Operating loss                                 (44)             (2,357)             (1,150)            (4,716)
Interest expense                                         (188)                (78)               (568)              (208)
                                          --------------------- -------------------  ------------------  -----------------
           Loss before                                   (232)             (2,435)             (1,718)            (4,924)
                income tax benefit
Income tax benefit                                      --                  --                  --                 --
                                          --------------------- -------------------  ------------------  -----------------
           Net loss                       $              (232)             (2,435)             (1,718)            (4,924)
                                          ===================== ==========================================================
Net loss per share:
  Basic and diluted                       $             (2.32)             (24.35)             (17.18)            (49.24)
                                          ===================== ==========================================================
  Basic and diluted weighted-average
     common shares outstanding                        100,000             100,000             100,000            100,000
                                          ===================== ==========================================================

See accompanying notes to financial statements.


                                                     AMQUEST, INC.
                                (A Wholly Owned Subsidiary of American Software, Inc.)
                                         Statements of Cash Flows (Unaudited)
                                                    (in thousands)
                                                                                    NINE MONTHS ENDED JANUARY 31,
                                                                              ------------------------------------------
                                                                                    2002                    2001
                                                                              ------------------      ------------------
Cash flows from operating activities:
    Net loss                                                           $                (1,718)                 (4,924)
    Adjustment to reconcile net loss to net cash
          provided by operating activities:
                Depreciation and amortization of property and
                       equipment                                                         1,872                   2,165
                Loss on disposal of property and equipment                                  (3)                  --
                Changes in operating assets and liabilities:
                       Due from/to Parent                                                1,904                   5,268
                       Accounts receivable                                                 378                    (153)
                       Prepaid expenses and other assets                                    (1)                     53
                       Accounts payable and accrued expenses                              (897)                    619
                       Deferred revenue                                                   (270)                   (505)
                                                                              ------------------      ------------------
                                                                                         1,265                   2,523
Net cash flows provided by operating activities
Cash flows from
investing activities - purchase of property
    and equipment                                                                          (34)                   (803)
Cash flows from financing activities - payments of
    capital lease obligations                                                           (1,231)                 (1,720)
                                                                              ------------------      ------------------
Net change in cash and cash equivalents                                                  --                      --
Cash and cash equivalents at beginning of year                                           --                      --
                                                                              ------------------      ------------------
Cash and cash equivalents at end of year                               $                 --                      --
                                                                              ==================      ==================
Supplemental disclosure of cash paid for interest                      $                   140                      65
                                                                              ==================      ==================

Assumption of capital lease obligations for
    property and equipment                                             $                  --                     2,537
                                                                              ==================      ==================
Amounts due to the Company's parent and affiliates
    contributed by the parent to paid in capital                       $                 9,057                   --
                                                                              ==================      ==================

See accompanying notes to financial statements.

                                 AMQUEST, INC.
                         Notes to Financial Statements
                                  (Unaudited)


(1)      BASIS OF PRESENTATION

The financial statements present the accounts of AmQUEST, Inc. ("AmQUEST" or the "Company"). Through January 31, 2002, the Company was a wholly-owned subsidiary of American Software, Inc. ("ASI"). Certain disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. These interim financial statements should be read in conjunction with the Company's Audited Financial Statements for the year ended April 30, 2001.

The balance sheet as of January 31, 2002, the statements of operations for the three and nine months ended January 31, 2002 and 2001, and the statements of cash flows for the nine months ended January 31, 2002 and 2001 have not been audited. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for the periods indicated have been made. The results of operations for the periods ended January 31, 2002 and 2001 are not necessarily indicative of the operating results for the full fiscal years.

Commitments - The Company is obligated under various capital leases for certain computer equipment and purchased software that expire at various dates during the next three years. The Company also has several noncancelable operating leases, primarily for computer equipment and software, which expire over the next three years. Please refer to Note 7 of Notes to Financial Statements in the Annual Report as of April 30, 2001 for details of these obligations.


(2)      CAPITAL CONTRIBUTION

As of January 31, 2002, in anticipation of the transaction discussed in Note 3, ASI agreed to contribute $9,057,275 to the Paid in Capital of the Company. This amount includes $180,000 of outstanding accounts payable; the remainder equals the net obligation of the Company to ASI and its affiliated companies.

(3)      SALE OF AMQUEST

On February 5, 2002, the Company's parent corporation, American Software, Inc., a Georgia corporation ("ASI") entered into a Stock Purchase Agreement with Infocrossing, Inc., a Delaware corporation ("Infocrossing") pursuant to which Infocrossing purchased all of the outstanding capital stock of AmQUEST from ASI. At the closing, cash consideration totaling $20,283,735 was paid by Infocrossing to ASI. This amount will be subject to adjustment upon a subsequent final determination of the working capital of AmQUEST.

Infocrossing (formerly Computer Outsourcing Services, Inc.) and its wholly-owned subsidiaries provide comprehensive information technology outsourcing services to companies, institutions, and government agencies.

AmQUEST has operated two segments based on services provided to two distinct product markets. Managed Services provides data center infrastructure, network outsourcing services, and e-commerce solutions. IT Services involved providing professional staffing assistance. Prior to the date of the sale, the IT Services segment was transferred to ASI and was not part of the transaction with Infocrossing.

After the date of the acquisition, the Company will continue to operate the Managed Services segment as a wholly-owned subsidiary of Infocrossing.

                                   APPENDIX C


        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2001

        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

On February 5, 2002, Infocrossing, Inc. (the "Registrant") (Nasdaq: IFOX) entered into a Stock Purchase Agreement with American Software, Inc., a Georgia corporation ("ASI") whereby the Registrant purchased all of the outstanding capital stock of AmQUEST, Inc., a Georgia corporation ("AmQUEST"), from ASI (the "AmQUEST Acquisition"). At the closing, cash consideration totaling $20,283,072 was paid to ASI. The Registrant financed this acquisition with (i) the $10,000,000 proceeds from the private placement of Senior Subordinated Debentures with detachable warrants and (ii) cash held by the Registrant. This amount is subject to adjustment upon a subsequent final determination of the working capital of AmQUEST.

The following unaudited condensed consolidated pro forma financial information (the "Pro Forma Information") is presented to illustrate the effects of the acquisition of AmQUEST by the Registrant as if such transaction had occurred on the first day of the period presented in the unaudited condensed consolidated pro forma statement of operations (January 1, 2001) and on the last day of the period for the unaudited condensed consolidated pro forma balance sheet (December 31, 2001). The Pro Forma Information is based on the historical statements of the Registrant, as of and for the year ended December 31, 2001, and AmQUEST, as of and for the twelve months ended January 31, 2002, giving effect to the acquisition under the purchase method of accounting subject to the adjustments in the accompanying notes to the Pro Forma Information. Accordingly, the assets and liabilities acquired have been recorded at their estimated fair values, which are subject to further adjustment based upon future events and analysis. The Pro Forma Information has been prepared by the Registrant's management without audit.

The Pro Forma Information may not be indicative of the results that actually would have occurred had the combination been in effect on the date indicated, nor does it purport to indicate the results which may be obtained in the future. The Pro Forma Information should be read in conjunction with the financial statements and notes thereto of AmQUEST appearing in appendices A and B to this Report and the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                       INFOCROSSING,                          PRO FORMA               PRO FORMA
                       ASSETS                              INC.          AMQUEST, INC.       ADJUSTMENTS             CONSOLIDATED
                                                     ------------------ -----------------  -----------------      ------------------
Current assets:
     Cash and equivalents                            $        24,344    $         --       $       (10,344) a     $         14,000
     accounts receivable, net of
         allowances for doubtful accounts                      2,411             1,683               --                      4,094
     Prepaid expenses and other current assets                 2,012               267                  67   a               2,346
                                                     ------------------ -----------------  -----------------      ------------------
         Total current assets                                 28,767             1,950             (10,277)                 20,440
Property and equipment, net                                   17,173             2,759                (877) b               19,055
Goodwill                                                       7,737              --                20,139   c              27,876
Deferred software and other intangibles, net                   2,571              --                 1,200   b               3,771
Other non-current assets                                       2,526                79                 133   a               2,738
                                                     ------------------ -----------------  -----------------      ------------------
                                                     $        58,774    $        4,788     $        10,318         $        73,880
                                                     ================== =================  =================      ==================
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     current portion of obligations
         under capital leases                        $           894    $        1,027     $         --           $          1,921
     Current portion of long-term debt                         1,000              --                 --                      1,000
     Accounts payable                                          1,915              --                 --                      1,915
     Accrued expenses                                          9,558             1,442               2,256   d              13,256
     Deferred revenue and other current liabilities              451                 7               --                        458
                                                     ------------------ -----------------  -----------------      ------------------
         Total current liabilities                            13,818             2,476               2,256                  18,550
Obligations under capital leases,
    net of current portion                                     1,871               374               --                      2,245
Long-term debt, net of current portion                         1,762              --                 8,280   a              10,042
Other long-term liabilities                                    3,398              --                 --                      3,398

                                                     ------------------ -----------------  -----------------      ------------------
         Total liabilities                                    20,849             2,850              10,536                  34,235
                                                     ------------------ -----------------  -----------------      ------------------

Preferred stock                                               43,961              --                 --                     43,961
                                                     ------------------ -----------------  -----------------      ------------------
Stockholder's equity (deficit):
     Common stock                                                 59              --                 --                         59
     Additional paid-in capital                               59,054             9,658              (7,938) a, e            60,774
     Treasury stock                                           (2,756)            --                 --                      (2,756)
     Retained earnings (deficit)                             (62,393)           (7,720)              7,720   e             (62,393)
                                                     ------------------ -----------------  -----------------      ------------------
         Total stockholders' equity (deficit)                 (6,036)            1,938                (218)                 (4,316)
                                                     ------------------ -----------------  -----------------      ------------------
                                                     $        58,774    $        4,788     $        10,318         $        73,880
                                                     ================== =================  =================      ==================

           See accompanying notes to unaudited condensed consolidated pro forma financial information.


                               UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 2001
                                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                            PRO FORMA               PRO FORMA
                                           INFOCROSSING, INC.        AMQUEST, INC.         ADJUSTMENTS            CONSOLIDATED
                                         ------------------------------------------------------------------     ------------------
Revenues:
  Managed services                       $             26,986   $              18,242   $           --          $        45,228
  IT staffing services                                   --                       943                (943) f               --

                                         ---------------------  ----------------------   -----------------      ------------------
Total revenues                                         26,986                  19,185                (943)               45,228
                                         ---------------------  ----------------------   -----------------      ------------------
Operating costs:
  Managed services                                     33,349                  16,257              (2,068) g,h           47,538
  IT staffing services                                   --                       872                (872) f               --

                                         ---------------------  ----------------------   -----------------      ------------------
Total cost of revenues                                 33,349                  17,129              (2,940)               47,538
                                         ---------------------  ----------------------   -----------------      ------------------
Gross profit/(loss)                                    (6,363)                  2,056               1,997                (2,310)
Operating expenses:
  Sales and marketing                                   3,597                   2,172                (466) h              5,303
  General and administrative                           10,636                   2,216              (1,018) h,i,j         11,834
  Loss on lease facilities                              5,650                    --                 --                    5,650
  amortization of restricted
        stock award                                     9,823                    --                 --                    9,823
  Amortization of goodwill                                644                    --                 --     c                644

                                         ---------------------  ----------------------   -----------------      ------------------
Operating loss                                        (36,713)                 (2,332)              3,481               (35,564)
Interest income/(expense)                                 886                    (829)             (2,222) a,k           (2,165)
                                         ---------------------  ----------------------   -----------------      ------------------
(Loss) income before income tax
    benefit (expense)                                 (35,827)                 (3,161)              1,259               (37,729)
Income tax benefit (expense)                             (697)                     39               --                     (658)
                                         ---------------------  ----------------------   -----------------      ------------------
Net loss                                              (36,524)                 (3,122)              1,259               (38,387)
Accretion and dividends on
   redeemable preferred stock                          (8,524)                  --                  --                   (8,524)
                                         ---------------------  ----------------------   -----------------      ------------------
Net loss to common
   stockholders                          $            (45,048) $               (3,122) $            1,259        $      (46,911)
                                         ==================================================================     ==================
Net loss per share:
  Basic and diluted                      $              (7.77)                                                 $          (8.09)
                                         =======================                                                ==================
  Basic and diluted weighted-average
       common shares outstanding                    5,801,312                                                         5,801,312
                                         =======================                                                ==================

See accompanying notes to unaudited condensed consolidated pro forma financial information.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION


a) The Registrant paid $20,284,000 at closing. This amount is subject to adjustment upon the subsequent final determination of AmQUEST's working capital. The Registrant financed this acquisition with (i) the $10,000,000 proceeds from the private placement of Senior Subordinated Debentures with detachable warrants and (ii) cash held by the Registrant. The warrants have been valued at $1,720,000, and the debentures have been recorded at $8,280,000. The difference between the initial book value of the debentures and their face value will be accreted using the interest method over the three-year initial term of the debentures through a charge to interest expense. The debentures bear interest, payable semi-annually (either in cash or by issuing additional debentures and warrants), at 12% for the first two years and 13% for the third year. The Registrant can elect to extend the maturity of the debentures for a fourth year, during which the interest rate will be 14%. Financing costs of $200,000 were incurred, of which $60,000 was paid and $140,000 was accrued at closing. These costs will be amortized over the three-year initial term of the debentures as a charge to interest expense. For a complete description of this financing, see the Current Report on Form 8-K filed on February 5, 2002 by the Registrant, to which this Form is an amendment.

b) The carrying amounts of certain fixed assets have been adjusted to estimated fair market values, and the estimated fair value of intangible assets acquired, consisting of customer contracts, has been recorded based upon an independent appraisal.

c) In accordance with the provisions of FASB Statements No. 141 and 142, the goodwill resulting from the acquisition of AmQUEST has not been amortized and the historical amortization of goodwill of Infocrossing has not been eliminated in the pro forma statement of operations.

d) Accrual of various costs of the transaction, including legal and other fees, severance, and other liabilities incurred in connection with the business combination in the amount of $1,008,000. Also accrued is $1,248,000 of committed payments for leases and telecommunication charges for equipment and services not required for continuing operations.

e) Elimination of the AmQUEST stockholder's equity. The fair value of the warrants of $1,720,000 is also recorded as Paid in Capital.
         See a) above.

f)       This segment of AmQUEST's business was not purchased by the Registrant.

g) Reduction of $1,185,000 of expenses relating to the equipment and services noted in d) above.

h) Reductions in expense as a result of synergies between the two operations totaling approximately $1,396,000. Of this amount, $883,000 is in operating costs, $466,000 in selling expenses, and $47,000 in administrative expenses.

i) The amortization of the intangible assets noted in b) above total $324,000 in the first year.

j) Reduction in administrative overhead allocated by ASI to AmQUEST of approximately $1,295,000.

k) Reduction in interest earnings of approximately $387,000 on the $10,000,000 cash used for the purchase, plus $1,230,000 of interest on the debentures, $538,000 in accretion of the discount, and $67,000 of amortization of financing costs as noted in a) above.